UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 03, 2025

SMITHFIELD FOODS, INC.
(Exact name of registrant as specified in its charter)

Virginia	001-15321	52-0845861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Commerce Street
Smithfield, VA 23430
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (757) 365-3000
N/A
(Former name, or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	SFD	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 3, 2025, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Smithfield Foods, Inc. (the “Company”) approved bonus amounts for the Company’s named executive officers (each, an “NEO”) for the 2024 fiscal year.
The NEOs’ other compensation for 2024 was previously reported by the Company in the Summary Compensation Table included in the Company’s final prospectus, dated January 27, 2025 (the “Prospectus”), for its initial public offering filed with the Securities and Exchange Commission under Rule 424(b) of the Securities Act of 1933, as amended, relating to the Company’s registration statement on Form S-1, as amended (Registration No. 333-284141). As of the date of the Prospectus, bonuses for fiscal year 2024 could not be determined and, therefore, were omitted from the Summary Compensation Table in the Prospectus. In accordance with Item 5.02(f), below is a revised Summary Compensation Table, which includes the bonuses earned by the NEOs in respect of 2024 and revised total compensation figures for 2024.

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Non- Equity Incentive Plan Compensation (2) ($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings (3) ($)	All Other Compensation (4) ($)	Total ($)
C. Shane Smith Chief Executive Officer	2024	1,500,000	3,000,000	8,710,000	2,046,686	43,612	15,300,298
Mark Hall Chief Financial Officer	2024	1,000,000	2,500,000	3,480,000	948,161	40,647	7,968,808
Steven J. France President, Packaged Meats	2024	1,000,000	2,500,000	3,770,000	2,492,176	33,447	9,795,623
Keller Watts Chief Business Officer	2024	1,000,000	2,000,000	3,480,000	2,959,916	34,612	9,474,528
Doug Sutton Chief Manufacturing Officer	2024	1,000,000	2,000,000	2,610,000	2,065,104	28,843	7,703,947
________________
(1)Consists of discretionary bonuses paid to each NEO to reflect overall company performance during 2024. These bonuses were paid in the first quarter of 2025. In connection with discretionary bonuses paid to our NEOs, the Company obtained those executives’ agreement to repay a portion of such cash bonuses to the Company should they resign from employment for any reason, breach their restrictive covenants to the Company, or be terminated for “cause,” as follows: (1) if the repayment event occurs within one year following the bonus payment, the executive will repay 50% of the bonus, and (2) if the repayment event occurs more than one year, but within two years, following the bonus payment, the executive will repay 25% of the bonus.
(2)Reflects amounts payable based on the achievement of the pre-established performance targets for 2024 subject to pro rata adjustment for all NEOs to reflect the disposition of our operations in Europe to WH Group Ltd.
(3)Amounts in this column represent the aggregate increase, if any, of the accumulated benefit liability relating to the NEO under the Salaried Pension Plan and the Supplemental Pension Plan in 2024. Amounts are calculated by comparing values as of the pension plan measurement date used for the Company’s financial statements for the applicable year. The Company uses the same assumptions it uses for financial reporting under generally accepted accounting principles. The assumed retirement age for the above values is the earliest age at which an executive could retire without any benefit reduction due to age (for the Supplemental Pension Plan) or the normal retirement age designated in the plan (for the Salaried Pension Plan), and the above values are calculated assuming each NEO survives to the assumed retirement age.
(4)The amounts shown in this column consist of the components set forth in the table below, which include the contributions made with respect to each NEO under our 401(k) plan and the Deferred Compensation Plan and perquisites provided to each NEO.

Name	Year	401(k) and non-qualified plan contributions ($)	Leased vehicle ($)	Life insurance premiums ($)
C. Shane Smith	2024	23,000	19,800	812
Mark Hall	2024	21,835	18,000	812
Steven J. France	2024	21,835	10,800	812
Keller Watts	2024	23,000	10,800	812
Doug Sutton	2024	17,231	10,800	812

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITHFIELD FOODS, INC.

Date: March 7, 2025	By:	/s/ Mark L. Hall
Mark L. Hall
Chief Financial Officer